Exhibit 8 (xxx)
ADMINISTRATION, SHAREHOLDER SERVICES AND
DISTRIBUTION AGREEMENT
     ADMINISTRATION, SHAREHOLDER SERVICES AND DISTRIBUTION AGREEMENT, dated as of December 28, 2007 between Seligman Advisors, Inc. (“Seligman Advisors”) and
ML Life Insurance Company of New York (the “Service Organization”).
     The Parties hereto enter into a Administration, Shareholder Services and Distribution Agreement (“Service Agreement”) with respect to the shares of Seligman Capital Fund, Inc., Seligman Cash Management Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communications and Information Fund, Inc., Seligman Core Fixed Income Fund, Inc., Seligman Frontier Fund, Inc., Seligman Global Fund Series, Inc., Seligman Growth Fund, Inc., Seligman High-Yield Fund, Seligman Income and Growth Fund, Inc., Seligman LaSalle Real Estate Fund Series, Inc., Seligman Municipal Fund Series, Inc., Seligman Municipal Series Trust, Seligman New Jersey Municipal Fund, Inc., Seligman Pennsylvania Municipal Fund Series, Seligman TargetHorizon ETF PortfoliosSM, Inc., Seligman Time Horizon/Harvester Series, Inc., Seligman U.S. Government Securities Fund, Seligman Value Fund Series, Inc., and any other future mutual funds that may become members of the Seligman Group of Investment Companies Funds which adopt an Administration, Shareholder Services and Distribution Plan, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Act”), such current and future funds referred to herein as the “Funds,” and in consideration of the mutual agreements herein made, agree as follows:
     The Service Organization shall make such use of or provide such information and services as may be necessary or appropriate (i) to provide shareholder services to shareholders of the Funds and (ii) to assist Seligman Advisors in any distribution of shares of the Funds, including, without limitation, making use of the Service Organization’s name, client lists, and publications, for the solicitation of sales of shares of the Funds to Service Organization clients, and such other assistance as Seligman Advisors reasonably requests, to the extent permitted by applicable statute, rule, or regulation.
1.	Except with respect to the Class C and Class D shares of a Fund for the first year following the sale thereof, Seligman Advisors shall pay to the Service Organization a service fee (as defined in the FINRA Rules of Fair Practice) not to exceed 0.25 of 1% per annum of the average daily net assets of each class of shares of each Fund attributable to the clients of the Service Organization.

2.	With respect to the first year following the sale of Class C, Class D and Class R shares of a Fund, Seligman Advisors shall pay to the Service Organization at or promptly after the time of sale a service fee (as defined in the FINRA Rules of Fair Practice) not to exceed 0.25 of 1% of the net asset value of the Class C, Class D or Class R shares sold by the Service Organization. Such service fee shall be paid to the Service Organization solely for personal services and/or the maintenance of shareholder accounts to be provided by the Service Organization to the purchaser of such Class C, Class D or Class R Shares shares over the course of the first year following the sale. Payments made for sales of Class R shares pursuant to this paragraph shall preclude any payments from being made under paragraph 1 above during the first year following the sale of such shares.

3.	Any service fee paid hereunder shall be paid solely for personal services and/or the maintenance of shareholder accounts. For greater certainty, no part of a service fee shall be paid for subtransfer agency services, subaccounting services, or administrative services.

4.	In addition to payment of the service fee, from time to time Seligman Advisors may make payments to the Service Organization in addition to those contemplated above for providing distribution assistance with respect to assets invested in each Fund by its clients.

5.	Neither the Service Organization nor any of its employees or agents are authorized to make any representation concerning the Funds or the Funds’ shares except those contained in the then current Prospectus, copies of which will be supplied by Seligman Advisors. The Service Organization shall have no authority to act as agent for Seligman Advisors or the Funds.

6.	In consideration of the services provided pursuant to paragraphs 1, 2, and/or 4 above, the Service Organization shall be entitled to receive fees as are set forth in Exhibit A hereto as may be amended from time to time by Seligman Advisors. Seligman Advisors has no obligation to make any such payments and the Service Organization agrees to waive payment of its fee until Seligman Advisors is in receipt of the fee from the Fund(s). The payment of fees has been authorized pursuant to

Administration, Shareholder Services and Distribution Plans (the “Plans”) approved by the Directors/Trustees and the shareholders of the Funds pursuant to the requirements of the Act and such authorizations may be withdrawn at any time.

7.	It is understood that the Funds reserve the right, at their discretion and without notice, to suspend or withdraw the sale of shares of the Funds. This Agreement shall not be construed to authorize the Service Organization to perform any act that Seligman Advisors would not be permitted to perform under the respective Distributing Agreements between each of the Funds and Seligman Advisors.

8.	Subject to the proviso in Section 6 of the Plans, this Agreement shall continue until December 31 of the year in which any Plan has first been approved by shareholders and through December 31 of each year thereafter provided such continuance is specifically approved at least annually by a vote of a majority of (i) the Fund’s Directors/Trustees and (ii) the Qualified Directors/Trustees cast in person at a meeting called for the purpose of voting on such approval and provided further that the Service Organization shall not have notified Seligman Advisors in writing at least 60 days prior to the anniversary date of the previous continuance that it does not desire such continuance. This Agreement may be terminated at any time without payment of any penalty with respect to any of the Funds by vote of a majority of the Qualified Directors/Trustees, or by vote of a majority of the outstanding voting securities of the particular Fund or class or series of a Fund, on 60 days’ written notice to the Service Organization and Seligman Advisors. Notwithstanding anything contained herein, in the event that any of the Plans shall be terminated or any of the Plans or any part thereof shall be found invalid or ordered terminated by any regulatory or judicial authority, or the Service Organization shall fail to perform the services contemplated by this Agreement, such determination to be made in good faith by Seligman Advisors, this Agreement may be terminated with respect to such Plan effective upon receipt of written notice thereof by the Service Organization. This Agreement will also terminate automatically in the event of its assignment.

9.	All communications to Seligman Advisors shall be sent to it at its offices, 100 Park Avenue, New York, New York 10017.
Any notice to the Service Organization shall be duly given if mailed or telegraphed to it at the address shown below.

10.	As used in this Agreement, the terms “assignment”, “interested person”, and “vote of a majority of the outstanding voting securities” shall have the respective meanings specified in the Act and in the rules and regulations thereunder, and the term “Qualified Directors/Trustees” shall mean the Directors/Trustees of a Fund who are not interested persons of the Fund and have no direct or indirect financial interest in its Plan or in any agreements related to the Plan.

11.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, any of the parties to do anything in violation of any applicable laws or regulations.
IN WITNESS WHEREOF, Seligman Advisors and the Service Organization have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

SELIGMAN ADVISORS, INC.
By
Charles W. Kadlec, President

SERVICE ORGANIZATION ML Life Insurance Company of New York
By
Address 4333 Edgewood Road NE
Cedar Rapids IA 53499 or 4802 Deer LAKE Drive EAST, Jacksonville, FL 32246 President 11/07

ADMINISTRATION, SHAREHOLDER SERVICES AND DISTRIBUTION AGREEMENT
EXHIBIT A
The payment schedule for Service Organizations is set forth immediately below:

	Fees as a Percentage of Each Fund's/Series'
	Net Assets Attributable to Service Organizations*
	Class A	Class B	Class C	Class D	Class R
Fund Name	Shares	Shares[1]	Shares[2]	Shares[3]	Shares[1,3]
Seligman Capital Fund, Inc.	.25%	.25%	1.00%	1.00%	.50%
Seligman Cash Management Fund, Inc.	0%	.25%	1.00%	1.00%	0%+
Seligman Common Stock Fund, Inc.	.25%	.25%	1.00%	1.00%	.50%
Seligman Communications and Information Fund, Inc.	.25%	.25%	1.00%	1.00%	.50%
Seligman Core Fixed Income Fund, Inc.	.25%	.25%	1.00%	1.00%	.50%
Seligman Frontier Fund, Inc.	.25%	.25%	1.00%	1.00%	.50%
Seligman Global Fund Series, Inc.:
– Seligman Emerging Markets Fund	.25%	.25%	1.00%	1.00%	.50%
– Seligman Global Smaller Companies Fund	.25%	.25%	1.00%	1.00%	.50%
– Seligman Global Growth Fund	.25%	.25%	1.00%	1.00%	.50%
– Seligman Global Technology Fund	.25%	.25%	1.00%	1.00%	.50%
– Seligman International Growth Fund	.25%	.25%	1.00%	1.00%	.50%
Seligman Growth Fund, Inc.	.25%	.25%	1.00%	1.00%	.50%
Seligman High-Yield Fund	.25%	.25%	1.00%	1.00%	.50%
Seligman Income and Growth Fund, Inc.	.25%	.25%	1.00%	1.00%	.50%
Seligman LaSalle Real Estate Fund Series, Inc.
– Seligman LaSalle Global Real Estate Fund	.25%	—	1.00%	1.00%	.50%
– Seligman LaSalle Monthly Dividend Real Estate Fund	.25%	.25%	1.00%	1.00%	.50%
Seligman Municipal Fund Series, Inc.:
– National Series	.10%	—	1.00%	1.00%	—
– Colorado Series	.10%	—	1.00%	1.00%	—
– Georgia Series	.10%	—	1.00%	1.00%	—
– Louisiana Series	.10%	—	1.00%	1.00%	—
– Maryland Series	.10%	—	1.00%	1.00%	—
– Massachusetts Series	.10%	—	1.00%	1.00%	—
– Michigan Series	.10%	—	1.00%	1.00%	—
– Minnesota Series	.10%	—	1.00%	1.00%	—
– Missouri Series	.10%	—	1.00%	1.00%	—
– New York Series	.10%	—	1.00%	1.00%	—
– Ohio Series	.10%	—	1.00%	1.00%	—
– Oregon Series	.10%	—	1.00%	1.00%	—
– South Carolina Series	.10%	—	1.00%	1.00%	—
Seligman Municipal Series Trust:
– California Municipal Quality Series	.10%	—	1.00%	1.00%	—
– California Municipal High-Yield Series	.10%	—	1.00%	1.00%	—
– Florida Municipal Series	.25%	—	1.00%	1.00%	—
– North Carolina Municipal Series	.25%	—	1.00%	1.00%	—
Seligman New Jersey Municipal Fund, Inc.	.25%	—	1.00%	1.00%	—
Seligman Pennsylvania Municipal Fund Series	.25%	—	1.00%	1.00%	—
Seligman TargetHorizon ETF PortfoliosSM, Inc.:
– Seligman TargETFund 2045SM	.25%		1.00%	1.00%	.50%
– Seligman TargETFund 2035SM	.25%	—	1.00%	1.00%	.50%
– Seligman TargETFund 2025SM	.25%	—	1.00%	1.00%	.50%
– Seligman TargETFund 2015SM	.25%	—	1.00%	1.00%	.50%
– Seligman TargETFund CoreSM	.25%	—	1.00%	1.00%	.50%
Seligman Time Horizon/Harvester Series, Inc.:
– Seligman Time Horizon 30 Fund	.25%	.25%	1.00%	1.00%	—
– Seligman Time Horizon 20 Fund	.25%	.25%	1.00%	1.00%	—
– Seligman Time Horizon 10 Fund	.25%	.25%	1.00%	1.00%	—
– Seligman Harvester Fund	.25%	.25%	1.00%	1.00%	—
Seligman U.S. Government Securities Fund	.25%	.25%	1.00%	1.00%	.50%

ADMINISTRATION, SHAREHOLDER SERVICES AND DISTRIBUTION AGREEMENT
EXHIBIT A (Continued)
The payment schedule for Service Organizations is set forth immediately below:

	Fees as a Percentage of Each Fund”s/Series[1]
	Net Assets Attributable to Service Organizations*
	Class A	Class B	Class C	Class D	Class R
Fund Name	Shares	Shares[1]	Shares[2]	Shares[2]	Shares[1,3]

Seligman Value Fund Series, Inc.:
– Seligman Large-Cap Value Fund	.25%	.25%	1.00%	1.00%	.50%
– Seligman Smaller-Cap Value Fund	.25%	.25%	1.00%	1.00%	.50%

See accompanying notes below.

November 2, 2007

*	Included in each of the percentages above is the service fee (as defined in the FINRA Rules of Fair Practice) with respect to each class of shares referred to in paragraph 1 of this Agreement. Except as provided in Footnotes 2 and 3 below, Seligman Advisors shall pay the fees provided for above to the Service Organization quarterly.

1	Class B and Class R Shares are not available for the Seligman New Jersey Municipal Fund, Inc., Seligman Pennsylvania Municipal Fund Series or any Series of Seligman Municipal Fund Series, Inc. or Seligman Municipal Series Trust. In addition, Class B Shares are not available in any Seligman TargetHorizon ETF PortfoliosSM, Inc. and Seligman LaSalle Global Real Estate Fund. Class R Shares are not available in any Seligman Time Horizon/Harvester Series, Inc.

2	At or promptly after the time of sale of any Class C or Class D Shares, a Service Organization shall be paid .25% of the net asset value of the Class C or Class D Shares sold by it, representing the service fee referred to in paragraph 2 of this Agreement for services to be provided to Class C or Class D shareholders, as applicable, over the course of the one year period immediately following the sale. Commencing in year two, the Service Organization shall be paid 1.00% of the net asset value of the Class C or Class D Shares invested in a Fund, such fee to be comprised of a .25% service fee and a .75% fee referred to in paragraph 4 of this Agreement for providing distribution assistance with respect to assets invested in such Fund.

3	With respect to any retirement plan purchasing Class R Shares, the Service Organization may elect one of two payment options noted below. However, after a payment option has been selected with respect to an eligible retirement plan account that is purchasing or has purchased Class R Shares, the Service Organization may not change that option with respect to such retirement plan account with out the consent of Seligman Advisors.

Option 1: A Service Organization shall be paid 1.00% of the net asset value of the Class R Shares sold by it, with .25% of this amount representing a service fee referred to in paragraph 2 of this Agreement for services to be provided to Class R shareholders over the course of the one year period immediately following the sale and the balance as a fee referred to in paragraph 4 of this Agreement for providing distribution assistance with respect to assets invested in such Fund. Commencing in year two, the Service Organization shall be paid .25% of the net asset value of the Class R Shares invested in a Fund, such fee to be comprised of a .25% service fee referred to in paragraph 1 of this Agreement.

Option 2: A Service Organization shall be paid .50% of the net asset value of the Class R Shares invested in a Fund, such fee to be comprised of a .25% service fee and a .25% fee referred to in paragraph 4 of this Agreement for providing distribution assistance with respect to assets invested in such Fund.

+	The fees referred to in Footnote 3 will not be paid on any sales of Class R Shares of Seligman Cash Management Fund, Inc.

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